EXHIBIT 99.(a)

Florida Progress Corporation
Investor News
[LOGO OMITTED]
Analyst Contacts:
Greg Beuris (813) 866-4442
Lauran Willoughby (813) 866-4837


     Florida Progress reports increase in 1998 first-quarter earnings

     St. Petersburg, Florida, April 17, 1998 - Florida Progress Corporation (NYSE:FPC), parent of St. Petersburg-based Florida Power Corporation, reported first-quarter 1998 earnings of $50.5 million, or $.52 per share, compared with $42 million, or $.43 a share in the first quarter of 1997. Excluding the costs associated with Florida Power's nuclear plant outage, Florida Progress' first-quarter 1998 earnings were $53.6 million, or $.55 per share, compared with $46.8 million, or $.48 per share for the first quarter of 1997. The increase in earnings is due primarily to customer growth and increased customer usage at Florida Power and improved operating results at Electric Fuels Corporation, the company's energy and transportation group.

     Significant items influencing first-quarter results:

     o Crystal River nuclear plant returns to service - On February 15, 1998, Florida Power's nuclear plant returned to service after an extended maintenance outage.

     o Non-utility earnings up significantly - Electric Fuels' earnings increased $.05 per share for the quarter compared with the first quarter of 1997. This increase is attributable primarily to a return to normal operating conditions for its inland marine transportation group and improved results from the mining operations in its energy and related transportation group.

     o Customer growth and increased usage boost energy sales - Florida Power served more than 20,000 new residential and commercial customers during the first quarter of 1998, compared with the first quarter of 1997. The addition of these new customers and colder weather resulted in a 4.6 percent increase in retail kilowatt hour sales.

     o Good cost control at the utility - Continued cost control kept operating and maintenance expenses virtually flat for the first quarter of 1998, compared with the first quarter of 1997, despite a growing customer base and operating and maintenance costs associated with the Tiger Bay cogeneration facility acquired in July 1997.

                              FLORIDA POWER CORPORATION

     Excluding the impact of the nuclear plant outage, Florida Power, the largest subsidiary of Florida Progress, earned $48.9 million, or $.50 per share, on revenues of $565.2 million for the quarter, compared with earnings of $46 million, or $.47 per share, on revenues of $553.8 million for the same period in 1997.

                                    -- more --

     For the first quarter of 1998, Florida Power's retail kilowatt-hour sales increased 4.6 percent over the first quarter of 1997. The increase in retail sales was attributable largely to a 1.8 percent increase in Florida Power's residential and commercial customers, continuing its growth rate at nearly twice the national average. In addition, during the first quarter of 1998, Florida Power's service area experienced more normal weather conditions as compared to the extremely mild weather experienced in 1997.

     Florida Power's continuing efforts to control costs resulted in operating and maintenance expense during the first quarter of 1998 remaining level with the same period for 1997, excluding nuclear outage costs. This was achieved despite the utility absorbing additional operating and maintenance costs related to the Tiger Bay facility, the addition of more than 20,000 new residential and commercial customers, and general inflationary pressures.

     Depreciation and amortization expense increased approximately $7 million for the first quarter of 1998 compared with 1997. Most of the increase was due to the depreciation and amortization expenses associated with the 1997 purchase of the Tiger Bay facility and buy-out of the related purchased power contracts.

     Florida Power incurred approximately $11 million of additional interest expense in the first quarter of 1998 compared with the first quarter of 1997. The increase was the result of higher debt balances due to financing the costs associated with the extended nuclear maintenance outage and the issuance of $450 million of medium-term notes used to finance the Tiger Bay transaction.

                             ELECTRIC FUELS CORPORATION

     Electric Fuels earned $8.2 million, or $.08 per share, in the first quarter of 1998 compared with $3.3 million, or $.03 per share, in 1997. Most of the increase is attributable to improved operations at the inland marine transportation group.

     In the first quarter of 1997, flooding along the Ohio and Mississippi rivers significantly affected earnings for the inland marine transportation group. Normal operating conditions thus far in 1998 combined with a larger barge fleet have increased earnings from this group by $2.5 million, or $.03 per share, when compared with the same three-month period last year.

     Earnings for Electric Fuels' energy and related services group were up $1.6 million, or $.02 per share, for the first quarter of 1998 compared with 1997. The improvement in earnings was due primarily to lower production costs at company mines and increased coal sales. The increase in sales resulted largely from the September 1997 buy-out of a 50-percent partner in one of its coal properties. Electric Fuels now recognizes 100 percent of the sales from this mining operation.

     Progress Rail, the lead company in Electric Fuels' Rail Services group, continues to experience increased demand for its railroad related parts and services. Earnings from this group were up $.5 million for the quarter.

     Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $5.8 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with about 1.3 million customers. Diversified operations include coal mining, marine operations and rail services.


                                       ###


                                         FLORIDA PROGRESS CORPORATION
                                      CONSOLIDATED STATEMENTS OF INCOME                                     Page 3

(UNAUDITED)                                                         (In millions, except per share amounts)

                                                                      Three Months Ended     Twelve Months Ended
                                                                           March 31,               March 31,
                                                                --------------------------------------------------
                                                                   1998         1997         1998         1997
                                                                ----------- -----------   -----------  -----------
REVENUES:
   Electric utility                                             $    565.2  $    553.8    $  2,459.8   $ 2,400.1
   Diversified                                                       222.3       193.7         895.8       774.9
------------------------------------------------------------------------------------------------------------------
                                                                     787.5       747.5       3,355.6     3,175.0
------------------------------------------------------------------------------------------------------------------
EXPENSES:
   Electric utility:
     Fuel                                                            109.2        94.9         472.4       419.6
     Purchased power                                                  99.0       127.2         462.4       536.0
     Energy conservation cost                                         16.6        11.0          72.6        53.9
     Operations and maintenance                                      102.4       102.4         422.3       415.4
     Extended nuclear outage - O&M and replacement power costs         5.1         7.9         170.5         7.9
     Depreciation                                                     81.0        74.3         332.6       320.9
     Taxes other than income taxes                                    49.5        48.1         195.0       184.5
------------------------------------------------------------------------------------------------------------------
                                                                     462.8       465.8       2,127.8     1,938.2
------------------------------------------------------------------------------------------------------------------
   Diversified:
     Cost of sales                                                   193.8       171.8         775.9       659.6
     Provision for loss on coal properties                             -           -             -          40.9
     Loss related to life insurance subsidiary                         -           -            97.6         -
     Other                                                            12.8        14.9          58.6        66.1
------------------------------------------------------------------------------------------------------------------
                                                                     206.6       186.7         932.1       766.6
------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                               118.1        95.0         295.7       470.2
------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE AND OTHER:
   Interest expense                                                   47.3        34.3         171.7       135.6
   Allowance for funds used during construction                       (3.9)       (2.1)        (11.5)       (7.9)
   Preferred dividend requirements of Florida Power                     .4          .4           1.5         3.9
   (Gain) on sale of business                                          -           -             -         (44.2)
   Other expense (income)                                              (.5)         .4            .5         (.4)
------------------------------------------------------------------------------------------------------------------
                                                                      43.3        33.0         162.2        87.0
------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                                74.8        62.0         133.5       383.2
   Income taxes                                                       24.3        20.0          70.7       138.8
------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                                     50.5        42.0          62.8       244.4
DISCONTINUED OPERATIONS, NET OF INCOME TAXES                             -           -           -         (26.3)
------------------------------------------------------------------------------------------------------------------
NET INCOME                                                      $     50.5  $     42.0    $     62.8   $   218.1
------------------------------------------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON
   STOCK OUTSTANDING                                                  97.1        97.0          97.1        97.0
------------------------------------------------------------------------------------------------------------------

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   CONTINUING OPERATIONS                                               $.52        $.43          $.65       $2.52
   DISCONTINUED OPERATIONS                                               -           -           -           (.27)
------------------------------------------------------------------------------------------------------------------
                                                                       $.52        $.43          $.65       $2.25
------------------------------------------------------------------------------------------------------------------

Regarding these financial statements:
Prior periods reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations. Effective December 31, 1997, the Company deconsolidated the accounts of Mid-Continent Life Insurance Company and established a provision for loss for the full amount of its investment. The deconsolidation has not been reflected in the consolidated financial statements of prior periods. These are interim statements. Reference should be made to Florida Progress Corporation's 1997 Annual Report to shareholders. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

                              FLORIDA PROGRESS CORPORATION
                               CONSOLIDATED BALANCE SHEETS                                 Page 4

(UNAUDITED)                                                                   (In millions)
                                                                                 March 31
                                                                       ---------------------------
ASSETS                                                                    1998            1997
                                                                       -----------      ----------
PROPERTY, PLANT AND EQUIPMENT:
   Electric utility plant in service and held for future use           $   6,172.5      $  5,986.5
   Less - Accumulated depreciation                                         2,570.3         2,394.9
             Accumulated decommissioning for nuclear plant                   230.6           200.3
             Accumulated dismantlement for fossil plants                     128.9           123.8
--------------------------------------------------------------------------------------------------
                                                                           3,242.7         3,267.5
   Construction work in progress                                             336.3           198.2
   Nuclear fuel, net of amortization of $359.9  in 1998 and $356.7 in 1997    63.2            59.9
--------------------------------------------------------------------------------------------------
     Net electric utility plant                                            3,642.2         3,525.6
   Other property, net of depreciation of $224  in 1998 and $178.1 in 1997   455.6           314.3
--------------------------------------------------------------------------------------------------
                                                                           4,097.8         3,839.9
--------------------------------------------------------------------------------------------------
CURRENT ASSETS:
   Cash and equivalents                                                        8.2            16.5
   Accounts receivable, net                                                  370.9           280.7
   Inventories, primarily at average cost:
     Fuel                                                                     75.6            80.1
     Utility materials and supplies                                           92.1            95.4
     Diversified materials                                                   139.6           137.2
   Underrecovery of fuel cost                                                 37.7           105.6
   Deferred income taxes                                                      40.6            33.7
   Other                                                                      46.4            15.0
--------------------------------------------------------------------------------------------------
                                                                             811.1           764.2
--------------------------------------------------------------------------------------------------
OTHER ASSETS:
   Investments:
     Loans receivable, net                                                    31.6            57.6
     Marketable securities                                                       -           228.2
     Nuclear plant decommissioning fund                                      281.7           219.2
     Joint ventures and partnerships                                          51.8            51.0
   Deferred insurance policy acquisition costs                                   -           123.0
   Deferred purchased power contract termination costs                       344.6             -
   Other                                                                     217.8           179.6
--------------------------------------------------------------------------------------------------
                                                                             927.5           858.6
--------------------------------------------------------------------------------------------------
                                                                       $   5,836.4      $  5,462.7
--------------------------------------------------------------------------------------------------
CAPITAL AND LIABILITIES
CAPITAL:
   Common stock equity                                                 $   1,773.9      $  1,912.8
   Cumulative preferred stock of Florida Power                                33.5            33.5
   Long-term debt                                                          2,342.3         1,820.1
--------------------------------------------------------------------------------------------------
                                                                           4,149.7         3,766.4
--------------------------------------------------------------------------------------------------
CURRENT LIABILITIES:
   Accounts payable                                                          222.3           189.2
   Customers' deposits                                                        99.1            94.3
   Income taxes payable                                                       12.5            37.0
   Accrued other taxes                                                        32.8            32.4
   Accrued interest                                                           48.8            39.1
   Other                                                                      73.4            74.9
--------------------------------------------------------------------------------------------------
                                                                             488.9           466.9
   Notes payable                                                             303.2            55.9
   Current portion of long-term debt                                           5.7            24.9
--------------------------------------------------------------------------------------------------
                                                                             797.8           547.7
--------------------------------------------------------------------------------------------------
DEFERRED CREDITS AND OTHER LIABILITIES:
   Deferred income taxes                                                     504.4           465.3
   Unamortized investment tax credits                                         83.7            91.5
   Insurance policy benefit reserves                                             -           341.3
   Other postretirement benefit costs                                        109.0           102.0
   Other                                                                     191.8           148.5
--------------------------------------------------------------------------------------------------
                                                                             888.9         1,148.6
--------------------------------------------------------------------------------------------------
                                                                       $   5,836.4      $  5,462.7
--------------------------------------------------------------------------------------------------

                                         FLORIDA PROGRESS CORPORATION
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS                                    Page 5

(UNAUDITED)                                                                        (In millions)

                                                                   Three Months Ended         Twelve Months Ended
                                                                         March 31                   March 31
                                                                 ------------------------   ------------------------
                                                                    1998         1997          1998         1997
                                                                 -----------  -----------   -----------  -----------
OPERATING ACTIVITIES:
   Income from continuing operations                             $   50.5     $   42.0      $   62.8     $  244.4
   Adjustments for noncash items:
     Depreciation and amortization                                  100.9         83.2         381.9        361.9
     Extended nuclear outage - replacement power costs                 -            -           73.3          -
     Provision for loss on investment in life insurance subsidiary     -            -           86.9          -
     Gain on sale of business                                          -            -             -         (44.2)
     Provision for loss on coal properties                             -            -             -          40.9
     Deferred income taxes and investment tax
       credits, net                                                  (7.3)       (12.3)        (25.7)       (62.0)
     Increase in accrued other postretirement benefit costs           1.6          2.0           8.2         15.8
     Net change in deferred insurance policy acquisition costs         -          (2.1)           .4        (14.4)
     Net change in insurance policy benefit reserves                   -          16.0          36.7         63.5
   Changes in  working  capital,  net of  effects  from  acquisition or sale of businesses:
         Accounts receivable                                         10.2        (15.5)        (82.6)         8.4
         Inventories                                                  3.1        (25.0)         30.3        (38.9)
         Underrecovery of fuel cost                                  (8.3)       (23.0)        (18.4)       (86.3)
         Accounts payable                                           (33.0)        (4.0)         29.3         29.9
         Income taxes payable                                        29.9          9.4         (24.6)        (6.3)
         Accrued other taxes                                         20.5         19.0           (.5)        (3.5)
         Other                                                      (11.8)        (2.2)         (8.4)       (14.0)
     Other operating activities                                      (2.7)         1.7         (42.6)       (28.5)
--------------------------------------------------------------------------------------------------------------------
         Cash provided by continuing operations                     153.6         89.2         507.0        466.7
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
         Cash provided by discontinued operations                      -            -             -           3.6
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                    153.6         89.2         507.0        470.3
--------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
   Property additions (including allowance for
     borrowed funds used during construction)                      (103.0)       (94.8)       (521.8)      (288.1)
   Purchases of loans and securities, net                            (7.7)        (4.5)        (14.2)       (63.1)
   Proceeds from sales of properties and businesses                   2.1          2.2          24.2         60.0
   Acquisition of businesses                                         (9.1)          -          (41.8)       (53.8)
   Acquisition of cogeneration facility and payment of
     contract termination costs                                        -            -         (445.0)         -
   Investments in joint ventures and partnerships, net                (.5)        (9.3)        (21.7)       (18.7)
   Investing activities of discontinued operations                     -            -             -          49.8
   Other investing activities                                        (5.2)        (4.9)        (22.5)       (19.2)
--------------------------------------------------------------------------------------------------------------------
                                                                   (123.4)      (111.3)     (1,042.8)      (333.1)
--------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
   Issuance of long-term debt                                       144.1           -          626.9        178.0
   Repayment of long-term debt                                     (169.4)       (21.5)       (182.8)      (210.4)
   Increase(decrease) in commercial paper with
     long-term support                                              (35.7)        54.6          40.3         80.0
   Redemption of preferred stock                                       -            -             -        (106.4)
   Sale of common stock                                                -            -             -           9.2
   Equity contributions to discontinued operations                     -            -             -         (23.7)
   Dividends paid on common stock                                   (51.9)       (51.0)       (204.7)      (200.8)
   Increase in short-term debt                                       88.4         51.8         247.4         55.9
   Financing activities of discontinued operations                     -            -             -          95.4
   Other financing activities                                         (.6)         (.5)           .4         (3.8)
--------------------------------------------------------------------------------------------------------------------
                                                                    (25.1)        33.4         527.5       (126.6)
--------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                       5.1         11.3          (8.3)        10.6
   Beginning cash and equivalents                                     3.1          5.2          16.5          5.9
--------------------------------------------------------------------------------------------------------------------
ENDING CASH AND EQUIVALENTS                                      $    8.2     $   16.5      $    8.2     $   16.5
--------------------------------------------------------------------------------------------------------------------



                                                            Florida Progress Corporation
                                                     Selected Financial Information (Unaudited)                              Page 6


                                                Three Months Ended           Percent            Twelve Months Ended       Percent
                                                     March 31               Positive                  March 31            Positive
                                                 1998         1997         (Negative)            1998        1997        (Negative)
                                              ------------ -----------  ------------------   ----------- ------------  -------------
      Earnings (Loss) Per Share:
       Florida Power Corporation                     $.50        $.47         6.4               $2.51        $2.43         3.3
                                              ------------ -----------                       ----------- ------------
       Electric Fuels Corporation                     .08         .03       166.7                 .38          .24        58.3
       Mid-Continent Life Insurance Co.               -           -            -                 -             .01         -
       Corporate and other                           (.03)       (.02)      (50.0)               (.20)        (.09)     (122.2)
                                              ------------ -----------                       ----------- ------------
       Diversified Continuing before non-recurring    .05         .01       400.0                 .18          .16        12.5
                                              ------------ -----------                       ----------- ------------
       Continuing Ops before non-recurring            .55         .48        14.6                2.69         2.59         3.9

      Impact of nuclear outage                       (.03)       (.05)        -                 (1.08)        (.05)        -
      Provision for loss on coal properties           -           -           -                  -            (.26)        -
      Gain on sale of business                        -           -           -                  -             .24         -
      Loss related to life insurance subsidiary                   -           -                  (.96)        -
                                              ------------ -----------                       ----------- ------------
      Total Continuing Operations                     .52         .43        20.9                 .65         2.52       (74.2)
      Discontinued Operations                         -           -           -                  -            (.27)        -
                                              ============ ===========                       =========== ============
                                                     $.52        $.43        20.9                $.65        $2.25       (71.1)
                                              ============ ===========                       =========== ============

      Avg. shares outstanding (millions)            97.1        97.0           .1               97.1         97.0           .1

      Dividends per share                            $.535       $.525        1.9               $2.11        $2.07         1.9

      Book value per share:
       Florida Power Corporation                                                               $18.18       $18.73        (3.0)
       Consolidated                                                                            $18.28       $19.71        (7.3)

                                                                                                March 31             March 31
                                                March 31                                          1998                 1997
                                            1998         1997                               Amount   Percent    Amount     Percent
                                        ------------ -----------                        --------------------------------------------
 Equity investments (percent):                                    Capitalization (in millions):
  Florida Power Corporation                  90          87       Common stock             $1,773.9   39.8    $1,912.8        49.7
  Electric Fuels Corporation                 10           9       Preferred stock              33.5     .8        33.5          .9
  Mid-Continent Life Insurance Co.            -           4       Long-term debt            2,342.3   52.5     1,820.1        47.3
                                        ------------ -----------
    Total                                   100         100       Short-term debt             308.9    6.9        80.8         2.1
                                        ------------ -----------
                                                                                        --------------------------------------------
                                                                              Total        $4,458.6  100.0    $3,847.2       100.0
                                                                                        --------------------------------------------

      Note:  Prior periods reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations.

                                                            Florida Power Corporation
                                                      Selected Statistical Data (Unaudited)                                Page 7
                                                    (In millions, except billing degree days)

                                              Three Months Ended                             Twelve Months Ended
                                                   March 31               Percent                 March 31              Percent
                                             1998          1997            Change           1998          1997          Change
                                         ------------- -------------   ---------------  ------------- --------------  ------------
     Revenues:
         Residential                         $308.7        $290.7            6.2          $1,333.0       $1,279.0        4.2
         Commercial                           123.7         124.2            (.4)            567.9          546.4        3.9
         Industrial                            47.8          51.9           (7.9)            203.8          210.9       (3.4)
         Other retail sales                    30.0          29.8             .7             133.6          128.7        3.8
                                         ------------- -------------                    ------------- --------------
                                              510.2         496.6            2.7           2,238.3        2,165.0        3.4
         Sales for resale                      36.9          37.1            (.5)            150.5          154.0       (2.3)
                                         ------------- -------------                    ------------- --------------
                                              547.1         533.7            2.5           2,388.8        2,319.0        3.0
         Other electric revenues               21.4          12.8           67.2              84.9           58.1       46.1
         Deferred fuel                         (3.3)          7.3           -                (13.9)          23.0          -
                                         ------------- -------------                    ------------- --------------
             Total                           $565.2        $553.8            2.1          $2,459.8       $2,400.1        2.5
                                         ------------- -------------                    ------------- --------------

     Kilowatt-hour sales billed:
         Residential                        3,555.8       3,296.3            7.9          15,339.3       14,858.2        3.2
         Commercial                         2,030.9       1,994.4            1.8           9,293.8        8,953.5        3.8
         Industrial                           982.9       1,049.9           (6.4)          4,120.8        4,272.7       (3.6)
         Other retail sales                   529.9         517.4            2.4           2,337.9        2,268.3        3.1
                                         ------------- -------------                    ------------- --------------
                                            7,099.5       6,858.0            3.5          31,091.8       30,352.7        2.4
         Sales for resale                     655.2         531.9           23.2           2,562.9        2,487.0        3.1
                                         ------------- -------------                    ------------- --------------
             Total electric sales           7,754.7       7,389.9            4.9          33,654.7       32,839.7        2.5
                                         ------------- -------------                    ------------- --------------

     System Requirements (KWH)              7,844         7,520              4.3          34,928         34,006          2.7

     KWH Sales (Billed & Unbilled):
         Retail                             7,098         6,787              4.6          31,176         30,183          3.3
         Wholesale                            650           438             48.4           2,645          2,296         15.2

     Billing Degree Days:
         Cooling                               25            25             -              3,434          3,707         (7.4)
         Heating                              462           296             56.1             609            502         21.3

     Note:
     Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses; which are designed to permit full recovery of these costs. Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes. Statistics for total kilowatt-hour sales include only billed kilowatt-hour sales. The statistic for retail and wholesale KWH sales includes both billed and unbilled sales. From 1995 through 1997, Florida Power, as ordered by state regulators, conducted a three-year test of residential revenue decoupling. Under the plan, abnormal weather variances did not impact earnings with respect to residential revenues.